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                                                                    EXHIBIT 10.6

                           TRADEMARK LICENSE AGREEMENT

            THIS TRADEMARK LICENSE AGREEMENT (the "Agreement"), is made this 1st day of July, 1999 ("Effective Date"), between Continental Can Company, Inc., a Delaware corporation ("Licensor") and Consolidated Container Holdings LLC, a Delaware limited liability company, and Consolidated Container Company LLC, a Delaware limited liability (collectively, "Licensee").

                                   WITNESSETH:

            WHEREAS, Licensor and Licensee are parties, together with certain subsidiaries of Licensor, Vestar Packaging LLC, and Reid Plastics Holdings, Inc., and its subsidiaries, to the Contribution and Merger Agreement dated as of April 29, 1999 (the "Contribution Agreement"); and

            WHEREAS, Licensor owns the Trademarks (as defined below) and has the right to use the Trademarks in connection with the conduct of Licensor's business; and

            WHEREAS, Licensor is willing to grant to Licensee the right to use the Trademarks upon the terms and conditions hereinafter set forth; and

            WHEREAS, pursuant to the Contribution Agreement, Licensor and Licensee have agreed to enter into this Agreement; and

            NOW THEREFORE, in consideration of the premises, the promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:
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                                                                               2

            1. Definitions.

            (a) "Business" shall mean the Plastics Operations, as such term is defined in the Limited Liability Company Agreement of Consolidated Container Holdings LLC.

            (b) "Territory" shall mean the United States.

            (c) "Trademarks" shall mean the names and marks listed on Schedule A (attached hereto).

      Any capitalized terms not defined in this Agreement shall have the respective meanings given them in the Contribution Agreement.

            2. License Grant.

            (a) Licensor hereby grants to Licensee a non-exclusive right and license to use the Trademarks in the Territory in connection with the Business.

            (b) This license shall be royalty free until such time as the Suiza Parties' aggregate membership interest is less than 10% of all such membership interests in Licensee, at which time Licensee shall pay Licensor an annual royalty of $100,000.00 for the continued right and license to use the Trademarks. Such payment shall be due and payable within 30 days following the date on which the Suiza Parties' aggregate membership interest becomes less than 10%.

            (c) The Trademarks are and shall remain the property of Licensor, subject to the license granted under this Agreement.

            (d) Licensee shall have the right to assign or sublicense its rights under this Agreement by obtaining Licensor's prior written consent, which consent shall not be unreasonably withheld, provided, however, that Licensor's consent shall not be required with

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                                                                               3

respect to any assignment or sublicense to an entity under the control of the Licensee or to a wholly-owned subsidiary of the Licensee.

            (e) This Agreement shall become effective on the Effective Date. This Agreement shall remain effective until the parties shall agree otherwise ("Term").

            (f) All rights not herein granted to Licensee are reserved to Licensor.

            3. Quality Control.

            (a) Licensee agrees to use the Trademarks in good faith and in a dignified manner, in a manner consistent with Licensor's high standards of, and reputation for, quality, in a manner consistent with Licensee's own current standards for quality and in accordance with good trademark practice wherever the Trademarks are used. Licensee further agrees that all of its products and services shall maintain such quality standards so as to maintain the reputation and goodwill of the Trademarks. Licensee agrees to provide, upon the reasonable request of Licensor, but in no event more often than every six (6) months, representative samples of products and services sold by Licensee and advertising, marketing, promotional, sales and packaging materials is used in connection therewith, so that Licensor can verify that adequate quality standards are being maintained.

            4. Enforcement.

            (a) Each party shall promptly notify the other of any infringement of the Trademarks of which it becomes aware.

            (b) With respect to the Business in the Territory, and in the absence of any agreement to the contrary, Licensor, in its discretion, shall take reasonable actions to address any infringement of the Trademarks. Licensor shall bear all expenses connected with the foregoing.

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                                                                               4

Upon Licensor's reasonable request and at Licensor's expense, Licensee shall join any action for infringement filed to protect the Trademarks.

            (c) Absent any further agreement between the parties, any recovery as a result of such action shall belong solely to the Licensor.

            5. Representations, Warranties and Covenants.

            (a) Licensor represents and warrants that it is has the right to grant the rights and licenses granted hereunder with respect to the Trademarks.

            (b) Licensee agrees to cooperate with any effort by Licensor to register and/or maintain the Trademarks.

            6. Indemnification.

            (a) By Licensee. Licensee agrees to defend, indemnify and hold harmless Licensor and its officers, directors, employees and agents ("Licensor Parties") against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) ("Losses") incurred by any Licensor Party arising from or relating to any Action by a third party relating to any use of the Trademarks by Licensee that is not authorized by this Agreement.

            (b) By Licensor. Licensor agrees to defend, indemnify, and hold harmless Licensee and its officers, directors, employees and agents ("Licensee Parties") against all Losses (including attorneys' fees) incurred by any Licensee party arising from or relating to any Action by a third party relating to Licensee's authorized use of the Trademarks pursuant to this Agreement.

            (c) Indemnification Procedures. The indemnification procedures set forth in Article 12 of the Contribution Agreement are incorporated by reference hereby.

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                                                                               5

            7. General Provisions.

            (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the Trademarks and supersedes and terminates all other prior commitments, arrangements, or understandings, both oral and written between the parties with respect to the Trademarks.

            (b) Modification. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties.

            (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

            (d) Compliance with Laws. In the performance of this Agreement, both Parties shall comply in all material respects with all applicable laws, rules and regulations.

            (e) Governing Law. This Agreement shall be construed in accordance with the rights of the parties, and it shall be governed by the laws of the State of Delaware applicable to contracts entered into and to be performed in the State of Delaware.

            (f) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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- --------------------------------------------------------------------------------

Licensee:
Consolidated Container Holdings LLC
Consolidated Container Company LLC
- --------------------------------------------------------------------------------
with a copy to:

Vestar Packaging LLC                        Simpson Thacher & Bartlett
1225 Seventeenth Street, Suite 1660         425 Lexington Avenue
Denver, Colorado 80202                      New York, New York  10017
Attention: John R. Woodard                  Attention: Peter J. Gordon
Telecopy: (303)292-6639                     Telecopy: (212) 455-2502
- --------------------------------------------------------------------------------

Licensor:

Continental Can Company, Inc.               with a copy to:
c/o Suiza Foods Corporation
2515 McKinney Avenue, Suite 1200            Hughes & Luce, L.L.P.
Dallas, Texas 75201                         1717 Main Street, Suite 2800
Attention: President and General Counsel    Dallas, Texas 75201
Telecopy: (214) 303-3400                    Telecopy:  (214) 939-5849
- --------------------------------------------------------------------------------

            (g) Related Company. Licensee shall be considered a "related company" to Licensor under the U.S. Lanham Act such that any and all goodwill arising from Licensee's use of the Trademarks shall inure solely to the benefit of the Licensor.

            (h) Maintenance. Licensor agrees that it will maintain any registrations it has or later obtains with respect to the Trademarks and pay any and all costs, expense and fees related thereto.

            (i) Waiver. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, their agents or employees, and the provisions of this Agreement may be waived only by instruments in writing signed by an authorized officer of the respective party. No waiver of any provision of this

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                                                                               7

Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

            (j) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            (k) Authority. Each individual signing this Agreement on behalf of a corporate party hereto personally warrants that he is properly authorized in writing as an agent or officer of that corporate party to do so.

            (l) No Relationship. This Agreement does not create, and shall not be construed as creating, any relationship of agency, partnership, or employment between the parties hereto. Licensor and Licensee enter into this Agreement as, and shall remain, independent parties. Neither party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of the other and shall not represent itself as having the authority to bind the other in any manner.

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            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


CONTINENTAL CAN COMPANY, INC.


By: /s/ William Estes
    ------------------------------------
    Name: William Estes
    Title: President

CONSOLIDATED CONTAINER HOLDINGS LLC


By: /s/ Michelle P. Goolsby
    ------------------------------------
    Name: Michelle P. Goolsby
    Title: Vice President and Secretary


CONSOLIDATED CONTAINER COMPANY LLC


By: Consolidated Container Holdings LLC, a Delaware
    limited liability company, its sole manager


      By: /s/ Michelle P. Goolsby
          ------------------------------------
          Name: Michelle P. Goolsby
          Title: Vice President and Secretary

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                                                                               9

                                    EXHIBIT A

- --------------------------------------------------------------------------------
      MARK                  REG. NO.     DATE            CLASS/GOODS
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
CCC CONTINENTAL CAN        1,863,491   11/22/94    7 - Packaging machines
COMPANY and Design                                 and slicing machines
- --------------------------------------------------------------------------------
CCC and Design             674,373     2/24/59     16 - Paperboard and
                                                   corrugated paperboard boxes
- --------------------------------------------------------------------------------
CCC and Design             673,697     2/10/59     21 - Plastic containers,
                                                   such as bottles and the like
- --------------------------------------------------------------------------------